CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 033-07496 and 811-04764) of our report dated June 24, 2016 on the financial statements and financial highlights of Dreyfus Municipal Bond Opportunity Fund (the “Fund”) included in the Fund’s annual report for the fiscal year ended April 30, 2016.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 22, 2017